UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2011

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2011, Arcadia Resources, Inc. (the “Company”) reported in its Quarterly Report on Form 10-Q that the Company had informed NYSE Amex (“AMEX”) of the Company’s intent to voluntarily delist from AMEX.  On August 25, 2011, the Company filed a Form 25 with the Securities and Exchange Commission (“SEC”) to voluntary withdraw its common stock from listing and registration on NYSE Amex (“AMEX”).   The Company expects that its application to withdraw its common stock from listing on AMEX will become effective September 6, 2011.

The Company expects that its common stock will be eligible for trading on the OTCQB Marketplace effective with the market open on September 6, 2011.  The Company’s ticker symbol will change from “KAD” to “KADR” effective September 6, 2011.  The Company intends to continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release issued today regarding its new trading symbol and its anticipated trading on the OTCQB is attached hereto as Exhibit 99.1 and the information in the press release is incorporated by reference into this report.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated September 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011	Arcadia Resources, Inc.

	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and
Secretary